Exhibit 4.8


                                ESCROW AGREEMENT

         This Escrow Agreement made and entered into as of the ____ day of _______, 2000, by and among McKINNON & COMPANY, INC., a Virginia corporation (the "Underwriter"), SOUTHERN FINANCIAL CAPITAL TRUST I, a statutory business trust organized under Delaware law (the "Trust") and SOUTHERN FINANCIAL BANCORP, INC., a Virginia corporation (the "Company" and, together with the Trust, the "Offerors"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Escrow Agent").

                                R E C I T A L S :

         A. The Offerors propose to sell up to $____ million of $_____ Capital Securities, liquidation amount of $10.00 per preferred security (the "Capital Securities") to the public at a price of $10.00 per Capital Security (the "Offering") and $______ of Common Securities to the Company.

         B. The Offerors have retained the Underwriter, as selling agent for the Offerors on a best efforts basis, to sell the Capital Securities in the Offering, and the Underwriter has agreed to sell the Capital Securities as the Offerors' selling agent on a best efforts basis in the Offering, and the Underwriter has agreed to serve in this capacity, the terms of which relationship are set forth in an Underwriting Agreement between the Offerors and the Underwriter, the form of which is attached hereto as Exhibit A (the "Underwriting Agreement").

         C.  The   Underwriter   will   enter   into   agreements   with   other
brokers/dealers (the "Selected Dealers" or individually, the "Selected Dealer") to assist in the sale of the Capital Securities.

         D. The Offerors have agreed to pay the Underwriter a commission of up to $________.

         E. The Escrow Agent is willing to hold the proceeds in escrow pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

                  1. Establishment of the Escrow Account. On or prior to the date of commencement of the Offering, the parties shall establish a non-interest-bearing account with the Escrow Agent, which escrow account shall be entitled "Southern Financial Capital Trust I, Escrow Account" (the "Escrow Account"). The Offerors shall make payment for the Common Securities and the Underwriter's commission, and the Underwriter shall instruct its clearing agent to remit payment for the Capital Securities by wire transfer of immediately available funds as follows:

                  Fed. Funds to be wired to:
                  Wilmington Trust Company
                  Wilmington, Delaware
                  ABA No. 031100092
                  for credit to the account of
                  Southern Financial Capital Trust I-Escrow
                  Account No. _______________
                  Attention: _______________, Corporate Trust Administration Telephone No. 302-_______________
                  Fax No. 302-_______________

         The Offerors will make payment of the Underwriter's commission as provided above.

                  2. Deposits into the Escrow Account. Funds received from the Underwriter, purchasers and Selected Dealers shall be deposited in the Escrow Account. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount." The Escrow Account shall be a non-interest-bearing account.

                  3. Escrow Period. The escrow period (the "Escrow Period") shall begin on _________ __, 2000 and shall terminate at 5:00 p.m. on _______ __, 2000, or such other time as shall be mutually agreed upon in writing by the parties. During the Escrow Period, the Offerors acknowledge that they are not entitled to any funds received into escrow and no amounts deposited by the Escrow Agent shall become property of the Offerors or any other entity, or be subject to the debts of the Offerors or any other entity.

                  4. Delivery of Escrow Account Proceeds. At the Closing as defined in the Underwriting Agreement, the Underwriter and Offerors shall provide the Escrow Agent with written directions for the distribution of the Escrow Account, and the Escrow Agent agrees to distribute the Escrow Account pursuant to such written directions. If no direction is received on or before 5:00 p.m., ________ __, 2000 (unless such time shall be extended by written agreement of the Underwriter, Offerors and the Escrow Agent), the Escrow Agent shall return the Escrow Amount to the parties that made payments to the Escrow Account and this Agreement shall be of no further force or effect.

                  5. Closing Date. The "Closing" and "Closing Time" shall be that date specified in the Underwriting Agreement.

                  6. Duties and Rights of the Escrow Agent. The foregoing agreements and obligations of the Escrow Agent are subject to the following provisions:

                           (a) The Escrow Agent's  duties  hereunder are limited
solely to the safekeeping of the Escrow Account in accordance with the terms of this Agreement. It is agreed that the Escrow Agent shall have no other duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof, shall not be required to perform any acts that may violate any applicable laws, and shall not be liable or responsible in any manner for any loss or damage arising by reason of any act or omission to act hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss or damage that may occur by reason of forgery, false representation, the exercise of its discretion in any particular manner or for any other reason, except any loss or damage arising by reason of its gross negligence or willful misconduct.

                           (b) The  Escrow  Agent  may rely  upon,  and shall be
protected in acting or refraining from acting upon, any written instructions furnished to it hereunder and in good faith believed by it to be genuine or presented by the proper party or parties, and the Escrow Agent may assume that any person or entity purporting to give instructions in connection with provisions hereof has been duly authorized to do so. The Escrow Agent may at any time request written instructions from the Underwriter and the Offerors with respect to the interpretation of this Agreement or of any action to be taken or suffered or not taken hereunder.



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

                           (c) In the  event  that  the  Escrow  Agent  shall be
uncertain about the interpretation of this Escrow Agreement or about its rights or obligations hereunder or the propriety of any action contemplated hereunder, or if the Escrow Agent shall receive instructions with respect to the Escrow Account that are in its opinion in conflict with any other instructions with respect to the Escrow Account that it has received or in conflict with any provision of this Agreement, (i) the Escrow Agent promptly shall notify the
Underwriter and the Offerors (and any other involved parties, if necessary) of such uncertainty or inconsistent instructions, (ii) the Escrow Agent shall be entitled to refrain from taking any action other than to keep safely the Escrow Account until it shall be directed otherwise in writing signed by the Underwriter and the Offerors (any other involved parties, if necessary) or by a final order or judgment of a court of competent jurisdiction, and (iii) if the Escrow Agent does not receive a notice signed by the Underwriter and the Offerors (and any other involved parties, if necessary) resolving such uncertainty or inconsistent instructions within a reasonable time, the Escrow Agent shall have the right (but not the obligation) to file suit in interpleader and obtain an order or judgment from a court of competent jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights among themselves and, upon the conclusion thereof, to act in accordance with the resolution of such litigation.

                  7. Indemnification and Fees of the Escrow Agent. The Underwriter and the Offerors hereby jointly and severally agree to indemnify, defend and save harmless the Escrow Agent from and against any and all losses, expenses (including without limitation, reasonable fees, disbursements and other expenses of counsel), assessments, liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Escrow Agent for anything done or omitted by it in the performance of its duties hereunder other than as a result of its gross negligence or willful misconduct. In addition to the foregoing, the Underwriter and the Offerors hereby agree that the Escrow Agent shall deduct from the Escrow Account prior to distributing or delivering the Escrow Account in accordance with Section 8 hereof reasonable compensation for the services rendered by the Escrow Agent hereunder.

                  8.       Resignation and Replacement of the Escrow Agent.

                           (a) The  Escrow  Agent  may  resign  at any  time and
thereupon be discharged of its duties and obligations as escrow agent hereunder by giving five (5) days' prior written notice thereof to the Underwriter and Offerors. Upon expiration of such five day period, the Escrow Agent shall take no further action until the Underwriter and the Offerors have jointly appointed a successor escrow agent. Upon receipt of written instructions signed by the Underwriter and the Offerors, the Escrow Agent shall promptly turn over the Escrow Account to the successor escrow agent. The Escrow Agent shall thereafter have no further duties or obligations hereunder.

                           (b) The Escrow  Agent may be removed  and  discharged
from its duties and obligations as escrow agent hereunder upon the mutual agreement of the Underwriter and the Offerors by delivering a written notice executed by the Underwriter and the Offerors of such removal to the Escrow Agent specifying the date when such removal shall be effective (but such a removal shall in no event be effective prior to the appointment of a successor escrow agent). In the event of such removal, the Underwriter and the Offerors shall, within thirty (30) days after such notice, jointly appoint a successor escrow agent and, upon receipt of written instructions signed by the Underwriter and the Offerors, the Escrow Agent shall promptly turn over the Escrow Account to such successor escrow agent. The Escrow Agent shall thereafter have no further duties or obligations hereunder.



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

                  9. Notices. It is further agreed as follows:

                           (a) All notices given  hereunder  will be in writing,
served by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery, to the parties at the following addresses:

                                  To the Offerors:

                                  Southern Financial Capital Trust I
                                  Southern Financial Bancorp, Inc.
                                  37 E. Main Street
                                  Warrenton, VA 20186
                                  Attention: R. Roderick Porter


                                  To the Underwriter:

                                  McKinnon & Company, Inc.
                                  1609 First Virginia Tower
                                  555 Main Street
                                  Norfolk, Virginia 23510
                                  Attention: William J. McKinnon, Jr.

                                  To the Escrow Agent:

                                  Wilmington Trust Company
                                  1100 North Market Street
                                  Wilmington, Delaware 19890
                                  Attention: _____________________

                  10. Miscellaneous.

                           (a) This  Agreement  shall be binding upon,  inure to
the benefit of and be enforceable by the parries hereto and their respective successors and assigns.

                           (b) If any provision of this Agreement  shall be held
invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

                           (c)  This   Agreement   shall  be   governed  by  the
applicable laws of the State of Delaware.

                           (d) This  Agreement  may not be  modified  except  in
writing signed by the parties hereto.

                           (e)  All  demands,  notices,   approvals,   consents,
requests and other communications hereunder shall be given in the manner provided in this Agreement.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

                                     McKINNON & COMPANY, INC.



                                     By: __________________________________
                                         William J. McKinnon, Jr.
                                         President


                                     SOUTHERN FINANCIAL CAPITAL TRUST I



                                     By: __________________________________
                                         Administrative Trustee



                                     By: __________________________________
                                         Administrative Trustee


                                     SOUTHERN FINANCIAL BANCORP, INC.



                                     By: __________________________________
                                         Georgia S. Derrico
                                         Chairman and Chief Executive Officer


                                     WILMINGTON TRUST COMPANY



                                     By: __________________________________
                                         Donald G. MacKelcan
                                         Vice President



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